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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8/S-3 of our report dated January 17, 2003, except for the last paragraph of Note 5, as to which the date is February 21, 2003, relating to the consolidated financial statements and our report dated May 6, 2003, relating to the financial statement schedule of FormFactor, Inc., which appear in the registration statement on Form S-1/A (No. 333-86738). We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
June 11, 2003